Exhibit 10.3

Diodes Zetex Pension Scheme

Schedule of contributions

Status

This schedule of contributions has been prepared by the Trustees of the Diodes Zetex Pension Scheme (“the Scheme”), after obtaining the advice of the Scheme Actuary appointed by the Trustees.

Contributions to be paid towards the Scheme for the period 28 February 2012 to 31 December 2019

1.	Defined Benefits Section

By active members:             nil

By the Participating Employers:

Due date (no later than)	Amount
31 March 2012	£200,000(*)
31 December 2012	£860,000(**)
31 March 2013	£200,000(*)
31 December 2013	£1,360,000(***)
31 March 2014	£200,000(*)
31 December 2014	£1,360,000(***)
31 March 2015	£200,000(*)
31 December 2015	£1,360,000(***)
31 March 2016	£200,000(*)
31 December 2016	£1,360,000(***)
31 March 2017	£200,000(*)
31 December 2017	£1,360,000(***)
31 March 2018	£200,000(*)
31 December 2018	£1,360,000(***)
31 March 2019	£200,000(*)
31 December 2019	£1,590,000(***)

(*)	This payment is in respect of Scheme expenses. The Employer will also separately meet any expenses incurred by the Trustees which are associated with liability reduction exercises.
(**)	With the agreement of the Trustees, this payment may be reduced by some or all of the net reduction in the deficit relative to the technical provisions achieved by liability reduction exercises carried out during the year. The net reduction in deficit will be calculated by the Trustees on the advice of the Scheme Actuary.
(***)	With the agreement of the Trustees, this payment may be reduced by some or all of the net reduction in the deficit relative to the technical provisions achieved by liability reduction exercises carried out during the year, subject to a minimum payment of £500,000. The net reduction in deficit will be calculated by the Trustees on the advice of the Scheme Actuary.

The participating employers in the Scheme have agreed to hold a minimum of £35,000,000 in net assets until after the next actuarial valuation is agreed. If this level is breached and not remedied within 45 days (or such longer period as the Trustees may agree), the Employer shall, within 10 days of demand by the Trustees, pay (without any deduction whatsoever) to the Trustees an amount equal to not less than half of all amounts payable towards the Scheme but not yet paid under the Recovery Plan.

The Employer may pay contributions in addition to the amounts shown above at any time. Any contributions paid at a rate higher than that required can be offset against later payments due at the request of the Employer.

The Schedule of Contributions will be reviewed by the Trustees and the Employer no later than 15 months after the effective date of each actuarial valuation, due every 3 years.

2.	Defined Contribution Section

By active members:	3%, 5% or 7% of basic salary as elected

By the Participating Employers:	matching contributions of 3%, 5% or 7% of the member’s basic salary

Due date:	Not later than the 19th day of each month in respect of the contributions due for the preceding month

Additional Voluntary Contributions

Members may elect to pay AVCs into either section of the Scheme. AVCs will not be matched by additional employer contributions. AVCs are due to be paid to the Scheme not later than the 19th day of each month in respect of the contributions due for the preceding month.

Salary Sacrifice Arrangement

Members of the Defined Contribution section of the Scheme may elect to participate in a “salary sacrifice” arrangement. In this case, the member’s contributions are paid by the participating employers rather than being deducted from the Member’s pay. The total contribution received by the Scheme is unchanged.

Expenses and Life Assurance Premiums

The Employer will meet the cost of the Pension Protection Fund (PPF) Levy. Investment management expenses in respect of the Defined Contribution Section will be met from the Scheme’s Defined Contribution Section funds. Other expenses of running the Scheme and life assurance premiums will be met from the Scheme’s Defined Benefit Section funds.

In addition, the Employer will also separately meet expenses incurred by the Trustees which are associated with liability reduction exercises.

This schedule has been agreed by the Trustees and the Employer

/s/ Trustee
Signed on behalf of the Trustees of the Diodes Zetex Pension Scheme	Date

/s/ Colin Greene
Signed on behalf of Diodes Zetex Limited	Date